AZ CORPORATION COMMISSION
FILED

JAN 31 2011

FILE NO. 1690458-4

AZ Corp. Commission
03349099

DO NOT PUBLISH THIS SECTION

ARTICLE 1
The corporate name must contain a corporate ending which may be "corporation," "association," "company," "limited," "incorporated" or an abbreviation of any of these words. If you are the holder or assignee of a tradename, attach tradename certificate.

ARTICLE 2
The name cannot imply that the corporation is organized for any purpose other than the initial business indicated in this article.

ARTICLE 3
The total number of authorized shares cannot be blank or "Not Applicable." The number of authorized shares must be greater than zero.

ARTICLE 4
May be in care of the statutory agent.

ARTICLE 5
The agent must provide a physical address. If the statutory agent has a P.O. Box, then they must also provide a physical description of their street address/location. The agent must sign the Articles or provide a consent to acceptance of the appointment.

ARTICLES OF INCORPORATION OF

Pursuant to A.R.S. §10-202
(An Arizona Business Corporation)

1. Name:

The name of the Corporation is:

DWARF TECHNOLOGY HOLDINGS, INC.

2. Initial Business:

The Corporation initially intends to conduct the business of:

INTERNET SERVICE

3. Authorized Capital:

The Corporation shall have authority to issue 300,000,000 shares of Common Stock.

4. Known Place of Business: (In Arizona)

The street address of the known place of business of the Corporation is:

8040 E. MORGAN TRAIL
SUITE 18
SCOTTSDALE, AZ. 85258

5. Statutory Agent: (In Arizona)

The name and address of the statutory agent of the Corporation is:

NORMAN P. KLEIN
9971 E. WHITEWING DRIVE
SCOTTSDALE, AZ. 85262

CF: 0042
Rev. 08/2010

Arizona Corporation Commission
Corporations Division

DO NOT PUBLISH THIS SECTION

ARTICLE 6
A minimum of 1 director is required.

6. Board of Directors:

The initial board of directors shall consist of 2 director(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until his(her)(their) successor(s) is(are) elected and qualifies is(are):

Name: Miao Fa Zhang	Name: Xi Zhen Ye
Address: 10th Floor, Weixing Bldg. No. 252 Wensan Road	Address: 10th Floor, Weixing Bldg. No. 252 Wensan Road
City, State, Zip: Hangzhou City, China	City, State, Zip: Hangzhou City, China
Name:	Name:
Address:	Address:
City, State, Zip:	City, State, Zip:

The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.

ARTICLE 7
A minimum of 1 incorporator is required. All incorporators must sign both the Articles of Incorporation and the Certificate of Disclosure.

7. Incorporators:

The name(s) and address(es) of the incorporator(s) is (are):

Name: Norman P. Kleid	Name:
Address: 9971 E. Whitewing Dr.	Address:
City, State, Zip: Scottsdale, AZ 85262	City, State, Zip:

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

8. Indemnification of Officers, Directors, Employees and Agents:

The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

9. Limitation of Liability:

To the fullest extent permitted by the Arizona Revised Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

DO NOT PUBLISH THIS SECTION

Executed this 21ST day of JANUARY, 2011 by all of the incorporators.

Signed: [signature] ______________________

NORMAN P. KLEIN ______________________
Print Name Here   Print Name Here

Phone and fax numbers are optional

PHONE 480-227-7403

FAX ______________________

The agent must consent to the appointment by executing the consent.

Acceptance of Appointment By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective

This 21ST day of JANUARY, 2011

[signature]
Signature

NORMAN P. KLEIN
Print Name Here

____
[If signing on behalf of a company serving as statutory agent, print company name here]

The Articles must be accompanied by a Certificate of Disclosure, executed within 30 days of delivery to the Commission, by all incorporators.

CERTIFICATE OF DISCLOSURE

A.R.S. §10-202(D) (for-profits and financial institutions) or §10-3202(D) (nonprofits)

DNARE Technology Holdings, Inc.
EXACT CORPORATE NAME

A. Has any person (i) who is currently an officer, director, trustee, incorporator, or (ii) (for-profits and financial institutions only) who controls or holds over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation been:

1. Convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?
2. Convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?
3. Subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate wherein such injunction, judgment, decree or permanent order:
   (a) involved the violation of fraud or registration provisions of the securities laws of that jurisdiction; or
   (b) involved the violation of the consumer fraud laws of that jurisdiction; or
   (c) involved the violation of the antitrust or restraint of trade laws of that jurisdiction?

Yes____ No X

B. IF YES, the following information MUST be attached:

1. Full name, prior name(s) and aliases, if used.
2. Full birth name.
3. Present home address.
4. Prior addresses (for immediate preceding 7-year period).
5. Date and location of birth.
6. The nature and description of each conviction or judicial action, including the date and location, the court and public agency involved and file or cause number of case.

C. Has any person (i) who is currently an officer, director, trustee, incorporator, or (ii) (for-profits and financial institutions only) who controls or holds over twenty per cent of the issued and outstanding common shares or twenty per cent of any other proprietary, beneficial or membership interest in the corporation served in any such capacity or held a twenty per cent interest in any other corporation in any jurisdiction on the bankruptcy or receivership of the other corporation?

Yes____ No X

IF YOUR ANSWER TO THE ABOVE QUESTION IS "YES", YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1. Name and address of the other corporation.
2. Full name (including aliases) and address of each person involved.
3. State(s) in which the other corporation:
   (a) was incorporated.
   (b) has transacted business.
4. Dates of corporate operation.
5. Case information for bankruptcy or receivership (date, case number, court).

Under penalties of law, the undersigned incorporator(s)/officer(s)/director(s) declare(s) that I(we) have examined this Certificate, including any attachments, and to the best of my(our) knowledge and belief it is true, correct and complete, and hereby declare as indicated above.
THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.

BY [signature] BY ____________

PRINT NAME Norman P. Klein PRINT NAME ____________

TITLE Incorporator DATE 1/21/11 TITLE ____________ DATE ________

ARIZONA CORPORATIONS: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days any person becomes an officer, director, trustee or (for-profits or financial institutions) person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file a SUPPLEMENTAL certificate signed by at least one duly authorized officer of the corporation.

FOREIGN CORPORATIONS: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.

FINANCIAL INSTITUTIONS: MUST BE SIGNED BY TWO (2) DULY AUTHORIZED OFFICERS OR DIRECTORS OF THE CORPORATION.

[illegible] – Corporations
Rev: [illegible]

Arizona Corporation Commission
Corporations Division